Exhibit 1.01

SIGMA DESIGNS, INC.

CONFLICT MINERALS REPORT

For the Year Ended December 31, 2016

This Conflict Minerals Report (“Report”) of Sigma Designs, Inc. has been prepared pursuant to Rule 13p-1 and Form SD promulgated under the Securities Exchange Act of 1934 (together, the “Rule”) for the reporting period of January 1, 2016 to December 31, 2016.

The Rule requires disclosure of certain information when a registrant manufactures or contracts to manufacture product for which the minerals specified in the Rule are necessary to the functionality or production of those products. The Rule further requires the disclosure of information related to the use in their products of minerals originating in the Democratic Republic of the Congo, the Republic of the Congo, Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola (collectively, “Covered Countries”). The minerals currently subject to the SEC’s disclosure requirements are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which the SEC has currently limited to tantalum, tin and tungsten (collectively, “Conflict Minerals”).

To comply with the Rule, we conducted due diligence on the origin, source and chain of custody of the Conflict Minerals that were necessary to the functionality or production of the products that we manufactured or contracted to manufacture to ascertain whether these Conflict Minerals originated in a Covered Country and financed or benefited armed groups in any of these countries.

COMPANY OVERVIEW AND PRODUCT DESCRIPTION

Sigma Designs, Inc. (“Sigma”) is a fabless system-on-chip solutions provider offering intelligent platforms for use in a variety of home entertainment and home control appliances. Our goal is to ensure that our integrated circuit solutions serve as the foundation for some of the world’s leading consumer products, including televisions, media connectivity, smart home devices, and Internet of Things (“IoT”) devices. Our business generates revenue primarily by delivery of semiconductors that are targeted toward end-product manufacturers, Original Equipment Manufacturers, or OEMs, and Original Design Manufacturers, or ODMs.

DESCRIPTION OF SUPPLY CHAIN

As a “fabless” semiconductor company we do not own or operate foundries for the production of silicon wafers from which our integrated circuits are made. We depend on multiple third party foundry subcontractors to manufacture our integrated circuit products and for other aspects of the manufacturing process, including assembly, testing and packaging. As a result of this model, we do not directly purchase the raw materials used in the manufacture of our products nor do we engage in purchasing activities in the Covered Countries. There are multiple tiers of suppliers between us and the processing facilities that provide the raw materials used in the manufacture of our integrated circuits. Raw materials used by our direct suppliers contain gold, tantalum, tin and tungsten obtained from smelters and refiners that, in turn, source those minerals from mines in various countries. As we do not purchase materials directly from these processing facilities, we rely on information provided by our direct suppliers and other industry sources for the purposes of this Report.

CONFLICT MINERALS POLICY

Our Conflict Minerals Policy communicates the expectation that our direct suppliers obtain materials from conflict-free, environmentally and socially responsible sources.

Our Conflict Mineral Policy is available on our Company website at http://www.sigmadesigns.com/ir/governance/.

REASONABLE COUNTRY OF ORIGIN INQUIRY

In accordance with the Rule, we conducted in good faith a Reasonable Country of Origin Inquiry (“RCOI”) that was designed to determine whether any of the necessary Conflict Minerals in our products originated in the Covered Countries. We required our direct suppliers to complete the Electronics Industry Citizenship Coalition (“EICC”)–Global e-Sustainability Initiative (“GeSI”) Conflict Minerals Reporting Template (the “CMRT”).  We received responses from 100% of our direct suppliers and used the information provided to determine whether any of the necessary Conflict Minerals originated in the Covered Countries.

Based on the results of our RCOI, we have reason to believe that some of the necessary Conflict Minerals used in our products may have originated in the Covered Countries.

DESIGN OF CONFLICT MINERALS PROGRAM

For the reporting period from January 1, 2016 to December 31, 2016, we performed due diligence measures on the source and chain of custody of Conflict Minerals contained in our products. We have designed our Conflict Minerals due diligence measures in accordance with the framework in the “Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High-Risk Areas (3rd Edition),” published by the Organization for Economic Cooperation and Development (“OECD”), and the related supplements for Conflict Minerals. The design of our due diligence measures include provisions for each of the five steps in the OECD Due Diligence Framework:

Step One: Establish Strong Company Management Systems

We maintain a Conflict Minerals Policy and a Supplier Code of Conduct to demonstrate our commitment to responsible sourcing in our supply chain. As part of our Conflict Minerals Policy, we conduct a supply chain survey with our direct suppliers using the CMRT. We continue to maintain an internal team to manage and oversee our Conflict Minerals due diligence efforts, including the RCOI, which included representatives from Quality Assurance (Operations), Finance, Legal and Corporate Compliance. We also continue to improve upon the established documentation and record maintenance mechanism to ensure the retention of relevant documentation related to our supplier Conflict Mineral disclosures.

Step Two: Identify and Assess Risks in the Supply Chain

We use the CMRT to identify Conflict Minerals processing facilities reported in our supply chain by our direct suppliers. We received completed CMRTs from 100% of our direct suppliers this period. We obtain countries of origin information (when available) for CFSP-compliant processing facilities by relying on information provided by our direct suppliers, our own research and the Conflict Free Sourcing Initiative (“CFSI”). Further, we use the CMRT to review our direct suppliers’ due diligence processes, such as whether they have a Conflict Minerals policy or an internal review process to require their own suppliers to source from validated processing facilities. Further, we continue to issue request notices to our direct suppliers to complete the CMRT if they fail to respond to our original request. As part of the risk identification and assessment process, we require our suppliers to provide smelter identification numbers. We also request mine and location of origin information for the necessary Conflict Minerals contained in our products from each of our direct suppliers. Finally, we review supplier-responses to the CMRT and compare the results against the list of processing facilities that have either been deemed active or validated as compliant with the CFSI Conflict Free Smelters Program (“CFSP”).

Step Three: Design and Implement Strategies to Respond to Identified Risks

We continue to develop mechanisms and procedures for communicating and encouraging those suppliers who were either non-responsive or gave problematic responses. We request that our supplier conduct investigations of those smelters and refiners that were unidentified. We make attempts to contact the processing facilities that have no known participation in CFSP and have not been certified as “conflict free” to encourage them to participate in an independent audit pursuant to CFSP protocols. Those suppliers who fail to disclose information or engage in dialogue regarding their standing pursuant to our requests are targeted for removal from our supply chain. We also report information on the source and chain of custody of Conflict Minerals in our supply chain to our executive management.

Step Four: Carry Out Independent Third-Party Audit of Supply Chain Due Diligence

As we do not source necessary Conflict Minerals directly from processing facilities, we rely on third-party auditing programs such as the CFSP, as well as the CMRT survey, and the RCOI inquiry to validate the responsible sourcing practices of the suppliers in our supply chain.

Step Five: Report Annually on Supply Chain Due Diligence

We submit this Form SD and our Conflict Minerals Report to the SEC on an annual basis. Our Form SD and Conflict Minerals Report are also available on our website at www.sigmadesigns.com.

RESULTS OF DUE DILIGENCE PERFORMED

We relied in good faith on the information provided by our direct suppliers, which we have concluded account for 100 % of our direct suppliers in 2016. According to the responses received:

•     We identified 136 smelters and refiners (processing facilities) that were reported by our suppliers to potentially be in our supply chain;

•     Of these 136 processing facilities, 129 are listed as compliant on the CFSP list, 0 of the identified processing facilities were noted as active on the CFSP Active List in the applicable reporting period, and 7 of the identified processing facilities have no known participation in the CFSP.

Based on the results of the due diligence process with respect to the source and chain of custody of the Conflict Minerals contained in our products, we do not have sufficient information to determine whether or not the Conflict Minerals contained in our products directly or indirectly financed or benefitted armed groups in the Covered Countries.

COUNTRY OF ORIGIN OF CONFLICT MINERALS

Based on the information provided by our direct suppliers and our own diligence efforts, some of the Conflict Minerals necessary to the functionality or production of our products may have originated from mines located in the Covered Countries. For the smelters and refiners whose status is unknown, we have not received information indicating or suggesting that our sourcing of necessary Conflict Minerals financed or benefitted armed groups in any of the Covered Countries.

Efforts to Determine the Mine or Location of Origin

We requested location of mine and location of origin information for the necessary Conflict Minerals contained in our products from each of our direct suppliers using the CMRT. Many of our direct suppliers were unable to obtain reliable mine or location of origin data for the necessary Conflict Minerals.

RISK MITIGATION AND IMPROVED DUE DILIGENCE

We intend to take additional steps to improve due diligence and to further mitigate risk that necessary Conflict Minerals in our products could benefit armed groups in the Covered Countries. These steps include:

●	Conduct due diligence on new business acquisitions to assess the risk of Conflict Minerals in the acquired business supply chain;
●

Continue to encourage our direct suppliers to purchase materials from smelters listed on the compliant Conflict Free Smelter List and to encourage non-participating processing facilities to become CFSP-compliant or CFSP-active;

●	Monitor the sourcing practices of our direct suppliers and to use only direct suppliers that source from CFSP-compliant processing facilities for our integrated circuit and other products;
●	Continue to request relevant Conflict Minerals information from our suppliers using up-to-date information request forms; and
●	Improve our internal program management structure to support our efforts in improving supply chain due diligence.

FORWARD LOOKING STATEMENTS

This Conflict Minerals Report contains forward-looking statements regarding our business, products, and plans to take additional actions or to implement additional policies with respect to our due diligence efforts to further mitigate the risk that Conflict Minerals could benefit armed groups in the Covered Countries.

Although forward-looking statements in this Report reflect our good faith judgment, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include without limitation: the risk that information reported to us by our suppliers from which we directly procure finished goods, components, materials and/or services for our products (direct suppliers), or industry information used by us, may be inaccurate; as well as risks discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K. Readers are urged not to place undue reliance on forward-looking statements, which speak only as of the date of this Report. We undertake no obligation to publically update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

PROCESSING FACILITY list

The processing facilities listed in Table 1 are utilized by our direct suppliers in the reporting period, as reported to us by our direct suppliers for our integrated circuit products.

Table 1. CFSP-Compliant Processing Facilities as of March 30, 2017

Metal	Processing Facility	Processing Facility Location
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corporation	JAPAN
Gold	Asahi Refining Canada, Ltd.	CANADA
Gold	Asahi Refining USA, Inc.	UNITED STATES
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Chimet S.p.A.	ITALY
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Elemetal Refining, LLC**	UNITED STATES
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd. Hong Kong	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor Technologies (Hong Kong) Ltd.	HONG KONG
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	PAMP S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Republic Metals Corporation	UNITED STATES
Gold	Royal Canadian Mint	CANADA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SEMPSA Joyería Platería S.A.	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi S.A.	SWITZERLAND

Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery**	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry**	CHINA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.**	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tin	Alpha	UNITED STATES
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	Dowa	JAPAN
Tin	Elmet S.L.U. **	SPAIN
Tin	EM Vinto	BOLIVIA
Tin	Fenix Metals	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Metallo-Chimique N.V.**	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgical S.A.	BOLIVIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA

Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Wahana Perkit Jaya**	INDONESIA
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Tin Company, Ltd.	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp	JAPAN
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA

Processing facilities noted with an asterisk (*) in this table were on the CFSP Active List.

Processing facilities noted with two asterisks (**) in this table have no known participation in CFSP and have not been certified as conflict free.